The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated April 22, 2025
April , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P
500® ETF Trust due August 26, 2025
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of the SPDR® S&P 500® ETF Trust, which we refer to as the Fund, is greater than or equal to 87.50% of the Strike Value, which we refer to as the Interest Barrier.
• The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first and final Interest Payment Dates).
• The earliest date on which the notes may be redeemed early is June 26, 2025.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about April 22, 2025 (the “Pricing Date”) and are expected to settle on or about
April 25, 2025. The Strike Value has been determined by reference to certain intraday prices of one share of the
Fund on April 21, 2025 (the “Strike Date”) and not by reference to the closing price of one share of the Fund on the Strike Date or the Pricing Date.
• CUSIP: 48136DFU6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $992.20 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $970.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Fund: The SPDR® S&P 500® ETF Trust (Bloomberg ticker:
SPY)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing price of one share of the Fund on any Review Date is greater than or equal to the
Interest Barrier, you will receive on the applicable Interest
Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to at least $11.0833
(equivalent to a Contingent Interest Rate of at least 4.43333%
over the term of the notes, payable at a rate of at least
1.10833% per month) (to be provided in the pricing
supplement).
If the closing price of one share of the Fund on any Review
Date is less than the Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date.
Contingent Interest Rate: At least 4.43333% over the term of the notes, payable at a rate of at least 1.10833% per month (to be provided in the pricing supplement)
Interest Barrier / Buffer Threshold: 87.50% of the Strike
Value, which is $445.2875
Buffer Amount: 12.50%
Downside Leverage Factor: 1.14286
Strike Date: April 21, 2025
Pricing Date: On or about April 22, 2025
Original Issue Date (Settlement Date): On or about April 25,
2025
Review Dates*: May 21, 2025, June 23, 2025, July 21, 2025
and August 21, 2025 (final Review Date)
Interest Payment Dates*: May 27, 2025, June 26, 2025, July
24, 2025 and the Maturity Date
Maturity Date*: August 26, 2025
* Subject to postponement in the event of a market
disruption event and as described under “General Terms of
Notes — Postponement of a Determination Date — Notes
Linked to a Single Underlying — Notes Linked to a Single
Underlying (Other Than a Commodity Index)” and “General
Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first and final Interest Payment Dates) at a price, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the
immediately preceding Review Date. If we intend to redeem
your notes early, we will deliver notice to The Depository Trust
Company, or DTC, at least three business days before the
applicable Interest Payment Date on which the notes are
redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value is greater than or equal to the Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest
Payment applicable to the final Review Date.
If the notes have not been redeemed early and the Final Value is less than the Buffer Threshold, your payment at maturity per
$1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Fund Return + Buffer Amount) × Downside
Leverage Factor]
If the notes have not been redeemed early and the Final Value is less than the Buffer Threshold, you will lose some or all of your principal amount at maturity.
Fund Return:
(Final Value – Strike Value)
Strike Value
Strike Value: A price of one share of the Fund determined by reference to certain intraday prices of one share of the Fund on the Strike Date, which was $508.90. The Strike Value is not
the closing price of one share of the Fund on the Strike
Date or the Pricing Date. See “Selected Risk Considerations
— Risks Relating to Conflicts of Interest — Potential Conflicts”
in this pricing supplement.
Final Value: The closing price of one share of the Fund on the final Review Date
Share Adjustment Factor: The Share Adjustment Factor is
referenced in determining the closing price of one share of the
Fund and is set equal to 1.0 on the Strike Date. The Share
Adjustment Factor is subject to adjustment upon the occurrence of certain events affecting the Fund. See “The Underlyings —
Funds — Anti-Dilution Adjustments” in the accompanying
product supplement for further information.

PS-2 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Supplemental Terms of the Notes
Any values of the Fund, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payment in Connection with the First Review Date
The closing price of one share of the Fund is greater
than or equal to the Interest Barrier.
The closing price of one share of the Fund is less than
the Interest Barrier.
First Review Date
Compare the closing price of one share of the Fund to the Interest Barrier on the first Review Date.
You will receive a Contingent Interest Payment on the
first Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the first Review Date.
Proceed to the next Review Date.

PS-3 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Payments in Connection with Review Dates (Other than the First and Final Review Dates)
Payment at Maturity If the Notes Have Not Been Redeemed Early
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable Interest Payment Date.
No further payments will be made on the
notes.
Compare the closing price of one share of the Fund to the Interest Barrier on each Review Date until the final Review Date or any early redemption.
Review Dates (Other than the First and Final Review Dates)
Early Redemption
The closing price of one share of
the Fund is greater than or equal
to the Interest Barrier.
The closing price of one share of
the Fund is less than the Interest
Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
No Early Redemption
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.
Review Dates Preceding
the Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes have not been
redeemed early prior to the
final Review Date.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value is greater than or equal to the
Buffer Threshold.
You will receive:
$1,000 + [$1,000 ×(Fund Return +
Buffer Amount) ×Downside Leverage
Factor]
Under these circumstances, you will
lose some or all of your principal
amount at maturity.
The Final Value is less than the Buffer
Threshold.

PS-4 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 4.43333% over the term of the notes, depending on how many Contingent
Interest Payments are made prior to early redemption or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 4.43333% over the term of the notes (payable at a rate of at least 1.10833% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
4
$44.3333
3
$33.2500
2
$22.1667
1
$11.0833
0
$0.0000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Fund, assuming a range of performances for the hypothetical Fund on the Review Dates.
The hypothetical payments set forth below assume the following:
• the notes have not been redeemed early;
• a Strike Value of $100.00;
• an Interest Barrier and a Buffer Threshold of $87.50 (equal to 87.50% of the hypothetical Strike Value);
• a Buffer Amount of 12.50%;
• a Downside Leverage Factor of 1.14286; and
• a Contingent Interest Rate of 4.43333% over the term of the notes.
The hypothetical Strike Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value.
The actual Strike Value of the Fund has been determined by reference to certain intraday prices of the Fund on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of the Fund, please see the historical information set forth under “The Fund” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value is greater than or equal to the Buffer Threshold.
Date
Closing Price
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$11.0833
Second Review Date
$90.00
$11.0833
Third Review Date
$50.00
$0
Final Review Date
$90.00
$1,011.0833
Total Payment
$1,033.25 (3.325% return)
Because the notes have not been redeemed early and the Final Value is greater than or equal to the Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,011.0833 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,033.25.
Example 2 — Notes have NOT been redeemed early and the Final Value is less than the Buffer Threshold.
Date
Closing Price
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third Review Date
$50.00
$0
Final Review Date
$40.00
$457.1415
Total Payment
$457.1415 (-54.28585% return)

PS-5 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Because the notes have not been redeemed early, the Final Value is less than the Buffer Threshold and the Fund Return is -60.00%, the payment at maturity will be $457.1415 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 12.50%) × 1.14286] = $457.1415
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value is less than the
Buffer Threshold, you will lose 1.14286% of the principal amount of your notes for every 1% that the Final Value is less than the
Strike Value. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of the Fund on that Review Date is greater than or equal to the Interest Barrier. If the closing price of one share of the Fund on that Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of the Fund on each Review Date is less than the
Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Fund, which may be significant. You will not participate in any appreciation of the Fund.
• THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately two months and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.

PS-6 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
• YOU WILL NOT RECEIVE DIVIDENDS ON THE FUND OR THE SECURITIES HELD BY THE FUND OR HAVE ANY RIGHTS
WITH RESPECT TO THE FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF THE FUND FALLING BELOW THE INTEREST BARRIER OR
BUFFER THRESHOLD IS GREATER IF THE PRICE OF ONE SHARE OF THE FUND IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
We and our affiliates are under no obligation to consider your interests as a holder of the notes in making any determinations in connection with setting the Strike Value. The value of the notes may be affected by the level of the Strike Value.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.

PS-7 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the price of one share of the Fund. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Fund
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE FUND AND ITS UNDERLYING
INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the price of one share of the Fund or the level of its Underlying Index (as defined under “The Fund” below).
• THERE ARE RISKS ASSOCIATED WITH THE FUND —
The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF THE FUND, PARTICULARLY DURING PERIODS OF MARKET VOLATILITY,
MAY NOT CORRELATE WITH THE PERFORMANCE OF THE FUND’S UNDERLYING INDEX AS WELL AS THE NET ASSET
VALUE PER SHARE —
The Fund does not fully replicate its Underlying Index (as defined under “The Fund” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of the Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its Underlying
Index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.
During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund.
Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUND IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for certain events affecting the shares of the Fund.
However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-8 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
The Fund
The Fund is a registered investment company whose trust units represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index. The Fund seeks to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index, which we refer to as the Underlying Index with respect to the Fund. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S.
equity markets. For additional information about the Fund, see “Fund Descriptions — The SPDR® S&P 500® ETF Trust” in the
accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Fund based on the weekly historical closing prices of one share of the
Fund from January 3, 2020 through April 17, 2025. The closing price of one share of the Fund on April 21, 2025 was $513.88. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.
The historical closing prices of one share of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Fund on any Review Date. There can be no assurance that the performance of the
Fund will result in the return of any of your principal amount or the payment of any interest.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-9 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our

PS-10 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Fund” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

PS-11 | Structured Investments
Callable Contingent Interest Notes Linked to the SPDR® S&P 500® ETF
Trust
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.